SECOND AMENDMENT TO GROUND LEASE AGREEMENT

        THIS SECOND AMENDMENT TO GROUND LEASE AGREEMENT (“Amendment”) is dated and made effective as of May 26, 2003 and is made and entered into by and between 21 STARS, LTD., a Nevada limited-liability company (“Landlord”) and COAST HOTELS AND CASINOS, INC., a Nevada corporation (“Tenant”).

W I T N E S S E T H

        WHEREAS, Landlord, Barbary Coast Hotel and Casino, a Nevada general partnership (“Barbary”), Wanda Peccole, as successor Trustee of the Peccole 1982 Trust dated February 15, 1982 (“Trust”) and William and Wanda Peccole Limited Partnership, a Nevada limited partnership, formerly and then named “William Peter and Wanda Ruth Peccole Family Limited Partnership” (“Partnership”) were the original parties to a Ground Lease Agreement dated October 28, 1994 relating to real property (“Premises”) consisting of a portion of Sections 31 and 32 in Township 20 South, Range 60 East, M.D.M. in the City of Las Vegas, Clark County, Nevada currently legally described as follows:

Parcel 1 as shown on the Parcel Map on file in File 83 of Parcel Maps, Page 86 in the Office of the County Recorder of Clark County, Nevada; and

        WHEREAS, the Ground Lease Agreement was originally memorialized by a Memorandum of Ground Lease Agreement recorded on November 1, 1994 as Instrument No. 01375 in Book 941101 of Official Records in the Office of the County Recorder of Clark County, Nevada; and

        WHEREAS, the Ground Lease Agreement was amended by First Amendment to Ground Lease Agreement, Waiver and Agreement (“First Amendment”) dated August 30, 1995, and the Ground Lease Agreement as amended by the First Amendment is herein referred to as the “Lease”; and

        WHEREAS, Trust and Partnership conveyed and transferred all of their right, title and interest in and to the Premises to Landlord, thereby conveying and transferring to Landlord all of the rights and interests of Trust and Partnership in, to and under the Lease; and

        WHEREAS, pursuant to an Assignment of Ground Lease Agreement dated September 1, 1995, Gold Coast Hotel and Casino, a Nevada limited partnership (“Gold Coast”) was assigned and did acquire all of the rights and interests of Barbary in, to and under the Lease; and

        WHEREAS, pursuant to an Assignment of Ground Lease Agreement dated December 31, 1995, the corporation now named Coast Casinos, Inc., a Nevada corporation (“Coast Casinos”), formerly, and at that time named “Coast Resorts, Inc.”, was assigned and did acquire all of the rights and interests of Gold Coast in, to and under the Lease; and

        WHEREAS, pursuant to that same Assignment of Ground Lease Agreement dated December 31, 1995, Coast West, Inc., a Nevada corporation (“Coast West”) was assigned and did acquire all of the rights and interests of Coast Casinos in, to and under the Lease, which acquisitions and assignments were memorialized by a Memorandum of Ground Lease Assignment recorded on January 26, 1996 as Document No. 01164 in Book 960126 of Official Records in the Office of the County Recorder of Clark County, Nevada; and

        WHEREAS, the foregoing was further memorialized by the recording of an Amended Memorandum of Ground Lease Agreement relative to the Lease on February 16, 1996 as Document No. 00670 in Book 960216 of Official Records in the Office of the County Recorder of Clark County, Nevada; and

        WHEREAS, pursuant to Articles of Merger filed in the Office of the Secretary of State of the State of Nevada on March 23, 1999, Coast West was merged into Tenant and upon such merger, Tenant was assigned and succeeded to all of Coast West’s rights and interests in, to and under the Lease, as further reflected in an Assignment of Ground Lease Agreement executed in March, 1999 by Coast West and Tenant and memorialized by a Memorandum of Ground Lease Assignment recorded on _________, 2003 as Instrument No. ______ in Book 2003____ of Official Records in the Office of the County Recorder of Clark County, Nevada; and

        WHEREAS, Landlord and Tenant have determined it to be in their best interests to amend the Lease as provided herein,

        NOW, THEREFORE, in consideration of the agreements and forbearances occasioned by the execution of this Amendment, the parties hereto agree as follows:

        1.   The following is hereby added to the Lease as new Section 3.06:

        “3.06.   Assessment District No. 143. Landlord and Tenant acknowledge and agree that the construction of a bridge for Alta Drive over the Las Vegas Beltway west of the Premises, together with all necessary appurtenances and incidental improvements, including four (4) travel lanes, curb, gutter, sidewalk, street lights, traffic control facilities, transitions, foundations, abutment, superstructure, approach slabs, pavement, utility relocations, drainage facilities and other appurtenances necessary for a complete and functional facility (collectively, the “Project”) would benefit the Premises, including Tenant’s leasehold interest under this Lease and Landlord’s reversionary interest in the Premises. Landlord and Tenant acknowledge that the Project would be physically located in the unincorporated area of Clark County, Nevada, and that the County of Clark, a political subdivision of the State of Nevada (“County”) has expressed an interest and desire in having the Project constructed. County has proposed the formation of a special improvement district under the provisions of Chapter 271 of Nevada Revised Statutes (“Chapter 271”), being proposed Improvement District No. 143 (“District No. 143”) comprised solely and exclusively of the Premises, pursuant to which bonds would be issued by the County for construction of the Project and assessments would levied against the Premises in a principal amount not to exceed TWO MILLION DOLLARS ($2,000,000.00) (the “Assessment”). Pursuant to Chapter 271, the Assessment could be paid in twenty (20) semi-annual substantially level installments of principal and interest (“Installments”). Landlord hereby consents and agrees to the creation of District No. 143 and the levying of the Assessment against the Premises in a total principal amount not to exceed $2,000,000.00. Landlord further consents, agrees and elects to have the Assessment payable in the Installments. Landlord agrees to take such actions and execute such documents as may be reasonably necessary or advisable to permit the County to create District No. 143; to levy the Assessment against the Premises in accordance with the foregoing in an amount not to exceed $2,000,000.00; and to permit payment of the Assessment in the Installments. If or when levied against the Premises, Tenant covenants and agrees to timely pay the Assessment as additional rent under this Lease. Tenant may pay the Assessment by timely payment of the Installments as they become due and payable. Any failure of Tenant to timely pay any Installment as it becomes due and payable shall constitute a failure of Tenant to pay a “charge required to be paid by Tenant under this Lease” as contemplated under the provisions of Subsection 14.01(a) of this Lease, with the same consequences as the failure to timely pay an installment of Basic Monthly Rent, the continued failure of which may constitute and become a Default of Tenant under this Lease pursuant to the provisions of Section 14.01.”

2 2. The parties hereto hereby reaffirm and confirm the Lease as amended hereby. EXECUTED to be effective as of the day and year first written.

"TENANT"		"LANDLORD"
COAST HOTELS AND CASINOS, INC., a Nevada Corporation		21 STARS, LTD., a Nevada limited-liability company
By	/s/ MICHAEL J. GAUGHAN	By	PECCOLE-NEVADA CORPORATION, a Nevada corporation, Manager
MICHAEL J. GAUGHAN, Chairman of the Board and Chief Executive Officer
			By	/s/ Wanda Peccole
WANDA PECCOLE, President
			By	/s/ Lauretta P. Bayne
LAURETTA P. BAYNE, Secretary
		By	THE PECCOLE 1982 TRUST, Member
			By	/s/ Wanda Peccole
WANDA PECCOLE, Trustee
		By	WILLIAM AND WANDA PECCOLE FAMILY LIMITED PARTNERSHIP, a Nevada limited partnership, Member
			By	PECCOLE-NEVADA CORPORATION, a Nevada corporation, General Partner
			By	/s/ Wanda Peccole
WANDA PECCOLE, President
			By	/s/ Lauretta P. Bayne
LAURETTA P. BAYNE, Secretary

3

CONSENT TO AMENDMENT OF GROUND LEASE AGREEMENT

        The undersigned BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association), a national banking association, in its capacity as “Beneficiary” under the Amended and Restated Construction Deed of Trust with Assignment of Rents and Fixture Filing recorded November 15, 1999 as Instrument No. 00703 in Book 991115 of Official Records in the Office of the County Recorder of Clark County, Nevada, and its capacity as “Administrative Agent” for itself and other lenders (collectively, the “Lenders”) now or hereafter a party to that certain Amended and Restated Loan Agreement dated as of September 16, 1999 among the Lenders as the lenders, COAST HOTELS AND CASINOS, INC., a Nevada corporation as the borrower and the undersigned as the administrative agent, does hereby consent to the execution of the Second Amendment to Ground Lease Agreement (“Amendment”), a copy of which is attached hereto, amending the Lease as described and defined in the Amendment.

        DATED this 24th day of June, 2003.

BANK OF AMERICA, N.A., a national banking association, Beneficiary and Administrative Agent
By	/s/ Janice Hammond
JANICE HAMMOND, Vice President